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                                                                     EXHIBIT 5.1
                                  May 19, 1997
(212) 351-4000                                                     C 15368-00023

Chief Auto Parts Inc.
One Lincoln Center, Suite 200
5400 LBJ Freeway
Dallas, TX 75240-6223

         Re:     Registration Statement on Form S-1

Ladies and Gentlemen:

                 We have examined the Registration Statement on Form S-1 (the "Registration Statement"), File No. 333- 24029, of Chief Auto Parts Inc., a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), in connection with the public offering by the
Company of up to $125,000,000 aggregate principal amount of     % Senior Notes
Due 2005 (the "Notes"). The Notes are to be publicly offered and sold by Credit Suisse First Boston Corporation and Salomon Brothers Inc (together, the "Underwriters"). The Notes will be issued by the Company pursuant to an indenture (the "Indenture") to be entered into between the Company and First Trust National Association, as trustee (the "Trustee"). The Notes will be acquired by the Underwriters pursuant to the terms of an Underwriting Agreement (the "Underwriting Agreement") to be entered into between the Company and the Underwriters. Forms of the Indenture and the Underwriting Agreement have been filed as exhibits to the Registration Statement.

                 For the purposes of the opinion set forth below, we have examined and are familiar with the proceedings taken and proposed to be taken by the Company in connection with the issuance and sale of the Notes. In arriving at the following opinions,
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Chief Auto Parts Inc.
May 19, 1997
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we have relied, among other things,  upon our examination of such corporate records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed appropriate. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

                 Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and relying on statements of fact contained in the documents that we have examined and subject to the completion of the proceedings to be taken by the Company, the Trustee and the Underwriters prior to the sale of the Notes and subject to the receipt from the Commission of an order declaring the Registration Statement effective, it is our opinion that the Notes, when executed, issued and delivered in accordance with the terms of the Indenture and the Underwriting Agreement (assuming due execution and delivery of the Indenture and authentication of the Notes by the Trustee and payment for the Notes by the Underwriters), will be binding obligations of the Company.

                 Our opinion is subject to: (i) the effect of applicable bankruptcy, insolvency, reorganization, moratorium, arrangement and other laws affecting creditor's rights, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers; (ii) the limitations imposed by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity); and (iii) our assumption that there exist no agreements, understandings or negotiations among the parties to the Indenture or to the Underwriting Agreement that would modify the terms of either thereof or the respective rights or obligations of the parties thereunder.

                 We render no opinion herein as to matters involving the laws of any jurisdiction other than the laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware. In rendering this opinion, we assume no obligation to revise or supplement this opinion should current laws, or the interpretations thereof, be changed.
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Chief Auto Parts Inc.
May 19, 1997
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                 We consent to the filing of this opinion as an exhibit to the
Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and the Prospectus which forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

                                        Very truly yours,


                                        /s/ GIBSON, DUNN & CRUTCHER LLP